SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 3, 2002

                              NMXS.com, INC.
            (Exact Name of Registrant as Specified in Charter)


DELAWARE                        333-30176           91-1287406
(State or Other Jurisdiction    (Commission         (IRS Employer
of Incorporation)               File Number)        Identification No.)

5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM      87110
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (505) 255-1999

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) (i) On December 3, 2002, the Company received notice from Atkinson & Co. Ltd. that they resigned as independent auditors for the Company as of December 2, 2002.

     (ii) Atkinson & Company Ltd. had been appointed as the Company's Independent auditor on or about May 8, 2002, and did not issue a report on the Company's financial statements for any period. Atkinson & Co. Ltd. did perform a review of the interim financial statements filed by the Company in the quarterly reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002.

     (iii) The Board of Directors did not recommend or approve the change of accountants. The Company has not designated members for an audit or similar committee.

     (iv) During the period Atkinson & Co. Ltd. was engaged as the Company's independent auditor, the Company has had no disagreements with Atkinson & Co. Ltd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Atkinson & Co. Ltd., would have caused it to make reference to the subject matter of the disagreement(s) in connection with any report by Atkinson & Co. Ltd.

     (v) Atkinson & Co. Ltd. has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter is attached to this report as an exhibit.

ITEM 7.  EXHIBITS

     (c) The following exhibit is furnished with this report in accordance with the provisions of Item 601 of Regulation S-B:

     Exhibit   Description of Exhibit                                Location
     No.

     16        Letter from Atkinson & Co. Ltd. dated December 6,     Attached
               2002, to the Securities and Exchange Commission


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NMXS.com, Inc.

Date:  December 6, 2002                 By /s/ Richard Govatski
                                           Richard Govatski, President